EXHIBIT 10(h)

2012 HOVNANIAN ENTERPRISES, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Participant:	Date of Grant:

Number of Class B Shares:	Grant Price:
[One-third higher than closing price on grant date].

Vesting Schedule:
Date	Number of Shares
[Four years from grant date]	[100% of shares]

Option Termination Date:

1.     Grant of the Option. For valuable consideration, receipt of which is hereby acknowledged, Hovnanian Enterprises, Inc., a Delaware Corporation (The "Company"), hereby grants the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate number of Class B Shares set forth above. This grant is made subject to the terms and conditions of the 2012 Company Amended and Restated Stock Incentive Plan (the "Plan"), which Plan is incorporated herein by reference and subject to amendments to the Plan. Capitalized terms used herein without definition have the meanings assigned to such terms under the Plan. The purchase price of the Shares subject to the Option (the "Grant Price") shall be the price per Share set forth above. This Option is not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code").

2.     Vesting. This Option will vest and become exercisable in accordance with the schedule set forth above, subject to Section 3 of this Agreement; provided, however, that upon the occurrence of a Change in Control that results in the Company's Shares ceasing to be publicly traded on a national securities exchange, the Option shall immediately become fully vested and exercisable.

3.     Exercise of Option.

(a)     Period of Exercise.

(i)     In General. The Option must be exercised before the Option Termination Date set forth above (the "Option Termination Date"). The Participant may exercise less than the full installment available to him or her under this Option, but the Participant must exercise this Option in full shares of the Common Stock of the Company. The Participant is limited to ten exercises during the term of this Option.

Non-Qualified Stock Option Agreement

(ii)     Termination of Employment Other Than Due to Death. If, prior to the Option Termination Date, the Participant ceases to be employed by the Company or a subsidiary thereof (otherwise than by reason of death or under the circumstances described in clause (iv) below), the nonvested portion of the Option shall be canceled and the vested portion of the Option, to the extent not previously exercised, shall remain exercisable until the earlier of (a) the Option Termination Date and (b) the sixtieth (60th) day after the date of cessation of employment, and thereafter all Options, to the extent not previously exercised, shall terminate together with all other rights hereunder. Notwithstanding the preceding sentence, (i) in the event of the Participant's termination of employment with the Company and its Subsidiaries at or after reaching age 65 with at least 10 years of Service (a “Qualified Retirement”) or due to “Disability” (as defined below), the vested portion of the Option, to the extent not previously exercised, shall remain exercisable until the Option Termination Date and shall then terminate together with all other rights under this Agreement and (ii) in the event of the Participant’s termination of employment other than due to death, Disability or a Qualified Retirement and such termination occurs on or after age 60, or on or after age 58 with at least 15 years of Service, then the vested portion of the Option, to the extent not previously exercised, shall remain exercisable until the earlier of the first anniversary of such termination or the Option Termination Date and shall then terminate together with all other rights under this Agreement. For purposes of this Agreement, “Disability” means disability within the meaning of Section 22(e)(3) of the Code and "Service" means the period of employment immediately preceding termination, plus any prior periods of employment with the Company and its Subsidiaries of one or more years' duration, unless they were succeeded by a period of non-employment with the Company and its Subsidiaries of more than three years' duration. This Option shall be wholly void and of no effect after the Option Termination Date.

(iii)     Termination of Employment Due to Death. If, prior to the Option Termination Date, the Participant ceases to be employed by the Company or a subsidiary thereof due to the Participant's death, the Option, to the extent not previously vested and exercised, shall immediately become fully vested and exercisable and remain exercisable until the Option Termination Date, and thereafter all Options, to the extent not previously exercised, shall terminate together with all other rights hereunder. During such time, the Option will be exercisable by the person or persons to whom the Participant's rights under the Option shall pass by will or by the applicable laws of descent and distribution.

(iv)     Termination without Cause or for Good Reason within Two Years Following a Change in Control. In the event of the Participant's involuntary termination of employment with the Company or a subsidiary thereof without "Cause" or for "Good Reason" within two years following a Change in Control, the Option, to the extent not previously vested and exercised, shall immediately become fully vested and exercisable and remain exercisable until the earlier of (i) the Option Termination Date and (ii) the sixtieth (60th) day after the date of cessation of employment, and thereafter all Options, to the extent not previously exercised, shall terminate together with all other rights hereunder. For purposes of this Agreement, "Cause" shall mean the occurrence of any of the following: (a) the willful and continued failure of the Participant to perform substantially all of his or her duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) for a period of 10 days following a written demand for substantial performance that is delivered to such Participant by the Company, which specifically identifies the manner in which the Company believes the Participant has not substantially performed his or her duties; (b) dishonesty in the performance of the Participant's duties with the Company; (c) the Participant's conviction of, or plea of guilty or nolo contendere to, a crime under the laws of the United States or any state thereof constituting a felony or a misdemeanor involving moral turpitude; (d) the Participant's willful malfeasance or willful misconduct in connection with the Participant's duties with the Company or any act or omission which is injurious to the financial condition or business reputation of the Company or its affiliates; or (e) the Participant's breach of the provisions of Section 12 of this Agreement. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following, without the Participant's express written consent: (a) any material diminution in the Participant's duties, titles or responsibilities with the Company from those in effect immediately prior to a Change in Control or (b) any reduction in the Participant's annual base salary or any material reduction in the Participant's annual bonus opportunity, annual equity awards or long-term incentive program awards from the Participant's annual base salary or annual bonus opportunity, annual equity awards or long-term incentive program awards in effect immediately prior to a Change in Control. Notwithstanding the foregoing, no event shall constitute Good Reason unless the Participant provides the Company with written notice of such event within 60 days after the occurrence thereof and the Company fails to cure or resolve the behavior otherwise constituting Good Reason within 30 days of its receipt of such notice.

Non-Qualified Stock Option Agreement

(b)     Method of Exercise. Subject to the provisions of the Plan, this Option may be exercised by written notice to the Company stating the number of shares with respect to which it is being exercised and accompanied by payment of the Option Price (a) by certified or bank cashier's check payable to the order of the Company in New York Clearing House Funds, (b) by surrender or delivery to the Company of shares of its Common Stock that have been held by the Participant for at least six months (or such other period of time as may be determined by the Board of Directors), or (c) in any other form acceptable to the Company together with payment or arrangement for payment of any federal income or other tax required to be withheld by the Company. As soon as practical after receipt of such notice and payment, the Company, shall, without transfer or issue tax or other incidental expense to the Participant, deliver to the Participant at the offices of the Company at 110 West Front Street, Red Bank, New Jersey, or such other place as may be mutually acceptable, or, at the election of the Company, by first-class insured mail addressed to the Participant at his or her address shown in the employment records of the Company or at the location at which he or she is employed by the Company or a subsidiary, a certificate or certificates for previously unissued shares or reacquired shares of its Common Stock as the Company may elect.

(c)     Delivery.

(i)     The Company may postpone the time of delivery of certificates for shares of its Common Stock for such additional time as the Company shall deem necessary or desirable to enable it to comply with the listing requirements of any securities exchange upon which the Common Stock of the Company may be listed, or the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934 or any Rules or Regulations of the Securities and Exchange Commission promulgates thereunder or the requirements of applicable state laws relating to authorization, issuance or sale of securities.

(ii)     If the Participant fails to accept delivery of the shares of Common Stock of the Company upon tender of delivery thereof, his or her right to exercise this Option with respect to such undelivered shares may be terminated by the Company.

4.     Adjustments Upon Certain Events. Subject to the terms of the Plan, in the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, amalgamation, spin-off or combination transaction or exchange of Shares or other similar events (collectively, an "Adjustment Event"), the Committee shall, in its sole discretion, make an appropriate and equitable adjustment in the number of Shares subject to this Agreement to reflect such Adjustment Event. Any such adjustment made by the Committee shall be final and binding upon the Participant, the Company and all other interested persons.

5.     No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

Non-Qualified Stock Option Agreement

6.     No Acquired Rights. In participating in the Plan, the Participant acknowledges and accepts that the Board has the power to amend or terminate the Plan, to the extent permitted thereunder, at any time and that the opportunity given to the Participant to participate in the Plan is entirely at the discretion of the Committee and does not obligate the Company or any of its Affiliates to offer such participation in the future (whether on the same or different terms). The Participant further acknowledges and accepts that such Participant's participation in the Plan is not to be considered part of any normal or expected compensation and that the termination of the Participant's employment under any circumstances whatsoever will give the Participant no claim or right of action against the Company or its Affiliates in respect of any loss of rights under this Agreement or the Plan that may arise as a result of such termination of employment.

7.     No Rights of a Shareholder. The Participant shall not have any rights or privileges as a shareholder of the Company until the Shares in question have been registered in the Company's register of shareholders.

8.     Legend on Certificates. Any Shares issued or transferred to the Participant pursuant to Section 3 of this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Committee may cause a legend or legends to be put on any certificates representing such Shares to make appropriate reference to such restrictions.

9.     Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, a Participant may transfer this option in whole or in part by gift or domestic relations order to a family member of the Participant (a "Permitted Transferee") and, following any such transfer such option or portion thereof shall be exercisable only by the Permitted Transferee, provided that no such option or portion thereof is transferred for value, and provided further that, following any such transfer, neither such option or any portion thereof nor any right hereunder shall be transferable other than to the Participant or otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. For purposes of this paragraph, "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 9 shall be void and unenforceable against the Company or any Affiliate.

10.     Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any transfer due under this Agreement or under the Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any transfer under this Agreement or under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Notwithstanding the foregoing, if the Participant's employment with the Company terminates prior to the transfer of all of the Shares under this Agreement, the payment of any applicable withholding taxes with respect to any further transfer of Shares under this Agreement or the Plan shall be made solely through the sale of Shares equal to the statutory minimum withholding liability.

Non-Qualified Stock Option Agreement

11.     Non-Solicitation Covenants.

(a)     The Participant acknowledges and agrees that, during the Participant's employment with the Company and its Affiliates and upon the Participant's termination of Employment with the Company and its Affiliates for any reason, for a period commencing on the termination of such Employment and ending on the second anniversary of such termination, the Participant shall not, whether on Participant's own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly:

(i)     solicit any employee of the Company or its Affiliates with whom the Participant had any contact during the last two years of the Participant's employment, or who worked in the same business segment or division as the Participant during that period to terminate employment with the Company or its Affiliates;

(ii)     solicit the employment or services of, or hire, any such employee whose employment with the Company or its Affiliates terminated coincident with, or within twelve (12) months prior to or after the termination of Participant's employment with the Company and its Affiliates;

(iii)     directly or indirectly, solicit to cease to work with the Company or its Affiliates any consultant then under contract with the Company or its Affiliates.

(b)     It is expressly understood and agreed that although the Participant and the Company consider the restrictions contained in this Section 11 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or any other restriction contained in this Agreement is an unenforceable restriction against the Participant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

12.     Specific Performance. The Participant acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 11 would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, the Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

13.     Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Non-Qualified Stock Option Agreement

14.     Option Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15.     Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

HOVNANIAN ENTERPRISES, INC.

By:
Stephen D. Weinroth, Chair Compensation Committee

PARTICIPANT

By:
Ara K. Hovnanian President, Chief Executive Officer and Chairman of the Board

Non-Qualified Stock Option Agreement